Exhibit 99

ORBCOMM ANNOUNCES THIRD QUARTER 2015 RESULTS

– Total Revenues of $46.1 Million, Increased 99% Over Prior Year with Organic Growth of 33% –

– Net Income of $1.6 million and Adjusted EBITDA of $11.0 Million –

– Announces OG2 Satellite Launch Expected in December 2015 –

– Expands Solutions Portfolio into Refrigerated Sea Containers through WAM Acquisition  –

Rochelle Park, NJ, November 5, 2015 – ORBCOMM Inc. (NASDAQ: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced financial results for the third quarter ended September 30, 2015.

The following financial highlights are in thousands of dollars.

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Service Revenues	$25,048	$15,184	$72,833	$44,512
Product sales	$21,036	$7,942	$60,464	$22,262
Total Revenues	$46,084	$23,126	$133,297	$66,774
Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders	$1,582	$(33)	$(13,517)	$920
Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders (1,5)	$2,082	$214	$3,292	$2,533
Basic EPS	$0.02	$(0.00)	$(0.19)	$0.02
Basic EPS – Ex-Items (2,5)	$0.03	$0.00	$0.05	$0.05
EBITDA (3,5)	$9,385	$2,581	$9,908	$8,126
Adjusted EBITDA (4,5)	$11,029	$3,801	$30,411	$12,555

(1)

Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders is defined as Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders, excluding Impairment Loss-satellite network, and Acquisition-related and integration costs.

(2)	Basic EPS – Ex-Items is defined as Basic EPS excluding Impairment Loss-satellite network, and Acquisition-related and integration costs.
(3)	EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization.
(4)

Adjusted EBITDA is defined as EBITDA, adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, non-capitalized satellite launch and in-orbit insurance, insurance recovery, and acquisition-related and integration costs.

(5)

A table presenting Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders, EBITDA and Adjusted EBITDA, reconciled to GAAP Net Income and Basic EPS – Ex-Items reconciled to GAAP Basic EPS, is among other financial tables at the end of this release.

Recent Highlights:

•

For Q3 of 2015, Total Revenues were up 99% year-over-year to $46.1 million.  Service Revenues were up 65% over the prior year to $25.0 million.  Third quarter 2015 Product Sales of $21.0 million were 165% higher than the prior year.  Organic revenue growth for the third quarter of 2015 was 33%.  ORBCOMM completed the acquisitions of SkyWave and InSync in the first quarter of 2015 which had a positive impact on year-over-year comparisons.

•

For Q3 of 2015, Adjusted EBITDA was $11.0 million, adding $7.2 million or 190% higher than the prior year.  ORBCOMM’s Net Income of $1.6 million (basic EPS is $0.02) for the third quarter of 2015 compared to a Net Loss at breakeven (basic EPS is ($0.00)) for the comparable period last year, improving over the prior period notwithstanding higher Depreciation and Amortization expense of $6.3 million that was $3.9 million more due to OG2 satellites put into service and acquired intangible assets, higher Interest Expense of $1.3 million and higher Acquisition-Related and Integration costs at $0.5 million in Q3 related to the recent acquisitions.  Excluding Acquisition-Related and Integration costs, Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders was $2.1 million (basic EPS – Ex-Items was $0.03) for the third quarter of 2015 and 10 times larger when compared to Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders of $0.2 million (basic EPS Ex-Items of $0.00 for the comparable period last year (see non-GAAP reconciliation table at the end of this release).

•

Net subscriber communicator additions for ORBCOMM were 33,000 in Q3 of 2015, taking the total billable subscriber communicators to 1,330,000 at September 30, 2015, compared to 937,000 at the end of Q3 last year.  Billable subscriber communicators increased 42% year-over-year.

•

On October 16, 2015, ORBCOMM announced that ORBCOMM and SpaceX plan to launch eleven OG2 satellites from Cape Canaveral Air Force Station in Florida on the next launch of the SpaceX Falcon 9 rocket targeted to take place in December.

•

On October 6, 2015, ORBCOMM acquired substantially all the assets of WAM Technologies LLC (WAM), a leading provider of remote wireless telematics solutions for refrigerated sea containers. The acquisition expands ORBCOMM’s industry-leading cold chain monitoring solutions, which include trailers, rail cars, gensets and now sea containers by more than one million additional assets worldwide as reported by World Cargo News in November of 2014. ORBCOMM is the clear leader in monitoring cargo shipments.

•

On October 27, 2015, ORBCOMM announced that it has signed an agreement with Morsviazsputnik, the licensed operator of Inmarsat’s mobile satellite services in Russia, to provide SkyWave’s IsatData Pro (IDP) service in the territory of the Russian Federation. This agreement opens the Russian Federation for the global heavy equipment Original Equipment Manufacturer market as well as other key industries such as transportation, oil & gas and maritime. The SkyWave IDP service utilizes Inmarsat’s global L-band satellite network to offer the highest payload and lowest latency of any satellite M2M service.

•

On November 3, 2015, ORBCOMM announced that that it has been selected by the China International Marine Container Company’s (CIMC) Intelligent Technology Division to provide next generation OG2 satellite service and modem technology for their dual-mode telematics solution being developed as an Original Equipment Manufacturer (OEM) product designed for dry shipping containers.

•

At the 2015 CTIA Super Mobility trade show in Las Vegas focused specifically on mobile innovation, ORBCOMM launched three new wireless solutions, further validating the company’s technological innovation and leadership in the M2M and IoT industries.

o

ORBCOMMconnect is a multi-network subscriber management portal designed to give customers complete control over their wireless services and connected devices, while reducing the complexity of managing and integrating multiple connectivity offerings. ORBCOMMconnect will give customers access to three satellite and seven Tier One cellular networks in one comprehensive platform.

o

ORBCOMMmobile offers mobile applications for ORBCOMM’s state-of-the-art M2M and IoT applications as well as the ORBCOMMconnect subscriber management portal. ORBCOMM’s robust mobile apps run on both iOS and Android devices to facilitate ubiquitous, easy access to ORBCOMM solutions and technology.

o

ORBCOMM Enterprise Connect is a new solution focused on wireless devices and applications that require uninterrupted, high-bandwidth connectivity. ORBCOMM Enterprise Connect leverages 4G LTE to provide reliable wireless WAN connectivity that can be used as a back-up to existing broadband connections for distributed enterprise, financial, hospitality and retail locations.

•

In Q3 of 2015, ORBCOMM completed third-party integrations with two leading dispatch software companies in the transportation industry to provide trucking companies across North America with the ability to capture near real-time trailer data for both refrigerated and dry transport assets through the dispatch software system.

o

ORBCOMM is successfully integrated with McLeod Software’s LoadMaster™ enterprise system. ORBCOMM is currently the only company to offer two-way communications integration with the McLeod system, providing customers with command and control over their assets, including the ability to turn the reefer on/off, set temperatures and switch between continuous and start/stop modes.

o

ORBCOMM is successfully integrated with TMW Systems’ TMWSuite® software. The ORBCOMM interface, with its advanced functionality and flexibility, will enable customers to gain significant savings, optimize temperature compliance and prevent unauthorized usage.

•

On September 3, 2015, ORBCOMM announced that it has achieved the Advanced Internet of Things (IoT) Industry Expert Specialization from Cisco allowing ORBCOMM to sell, deploy and support Cisco IoT Industry Expert products and solutions.

•

On October 28, 2015, ORBCOMM announced it has been chosen as one of Connected World magazine’s select 2016 CW 100, an annual ranking that recognizes the best companies of the evolving IoT industry and sets the precedent of what is to come.  ORBCOMM placed 23 on this year’s CW 100 list, up from 31 in the prior year.

For more information on recent highlights, please visit www.orbcomm.com.

“We are continuing to add vertical expertise, technologies and geographic markets to enhance our solutions portfolio and better serve our customers. The WAM acquisition solidifies our position as the leading supplier in cold chain telematics and enables us to penetrate a significant market opportunity of more than a million refrigerated sea containers worldwide,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer.  “As we continue to add depth to our engineering team, we’re able to increase our focus on product innovation and better enable our customers to stay connected to their global assets.  With the upcoming launch of OG2 Mission 2, we look forward to providing our customers with the only fully funded, fully operational satellite network purpose-built for the M2M industry.”

“The company is focused on growth and we made great progress in the third quarter as evidenced by record third quarter Total Revenues of $46.1 million, which grew 99% over the prior year.  The growth came from strong increases in both Product Sales and Service Revenues, similar to the second quarter, with solid organic growth of 33% and contributions from the acquisitions,” said Robert Costantini, ORBCOMM’s Chief Financial Officer.  “Adjusted EBITDA of $11.0 million increased 190%, adding $7.2 million over last year’s Q3, with margin improvement to 24% benefitting from higher Total Revenues, good cost controls and acquisition synergies.”

Financial Results and Highlights

Revenues

For the third quarter ended September 30, 2015, Service Revenues were up 65% over the prior year period in 2014 to $25.0 million.  The increase in Service Revenues in Q3 of 2015 was driven by both organic growth and the recent acquisitions.

Product Sales during the third quarter of 2015 were $21.0 million compared to $7.9 million during the same period last year, increasing $13.1 million or 165%.  The quarterly year-over-year increase in Product Sales was driven by large orders for our solutions, and aided by sales from the acquired companies.

Total Revenues for the quarter ended September 30, 2015 were $46.1 million compared to $23.1 million during the same period of 2014, an increase of 99%.

Direct Costs and Operating Expenses

Total direct costs and operating expenses for the third quarter of 2015 were $42.9 million compared to $23.1 million during the same period in 2014.  Direct costs, exclusive of Depreciation and Amortization, increased year-over-year largely due to increases in both Service Revenues and Product Sales and costs to operate the companies acquired.  Gross Profit for the quarter ended September 30, 2015 was $21.9 million increasing $9.6 million or 78% compared to $12.3 million for the prior year quarter, due to the increase in Service Revenues and Product Sales.  Operating Expenses were higher than the prior year period primarily due to expenses from the companies acquired such as acquired employees, higher Depreciation and Amortization, and higher Acquisition-Related and Integration costs related to the recent acquisitions.

Income (Loss) Before Income Taxes, Net Income (Loss), and Earnings Per Share

Income (Loss) Before Income Taxes for the third quarter of 2015 was $1.9 million, significantly improving over the $0.1 million for the third quarter of 2014, even with the higher costs described above and higher Interest Expense of $1.3 million.

Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders was $1.6 million for the three months ended September 30, 2015 compared to breakeven for the same three-month period in 2014.  Basic EPS was $0.02 for the third quarter of 2015 versus a loss of ($0.00) for the third quarter of 2014.  Excluding Acquisition-Related and Integration costs of $0.5 million, Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders was $2.1 million (basic EPS – Ex-Items was $0.03) for the third quarter of 2015 and 10 times larger when compared to Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders of $0.2 million (basic EPS Ex-Items of $0.00) for the comparable period last year

Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders and Basic EPS – Ex-Items are non-GAAP financial measures used by the Company. Please see the financial tables at the end of the release for a reconciliation of Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders and Basic EPS – Ex-Items.

EBITDA and Adjusted EBITDA

EBITDA for the third quarter of 2015 was $9.4 million compared to $2.6 million in the third quarter of 2014 and includes $0.5 million in Acquisition-Related and Integration costs.

Adjusted EBITDA was $11.0 million for the third quarter of 2015 compared to $3.8 million in the third quarter of 2014, an increase of 190%.

EBITDA and Adjusted EBITDA are non-GAAP financial measures used by the Company. Please see the financial tables at the end of the release for a reconciliation of EBITDA and Adjusted EBITDA.

Balance Sheet & Cash Flow

At September 30, 2015, Cash and Cash Equivalents and Restricted Cash were $59.7 million, compared to $65.9 million at June 30, 2015, decreasing $6.2 million.  Cash decreased primarily due to Capital Expenditures of $9.3 million mostly related to milestone payments for the OG2 program, offset by Cash from Operations of $3.8 million.

Investment Community Conference Call

ORBCOMM will host a conference call and webcast for the investment community this morning at 10:30 AM ET. Senior management will review the results, discuss ORBCOMM’s business, and address questions.  To access the call, domestic participants should dial 1-888-661-5138 at least ten minutes prior to the start of the call. International callers should dial 1-913-312-0381.  To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.orbcomm.com, select the “Investors” tab, then select “Presentations” to access the link to the call.  To listen to a telephone replay of the conference call, please dial 1-888-203-1112 domestically or 1-719-457-0820 internationally and enter reservation identification number 151093.  The replay will be available from approximately 3:30 PM ET on November 5, 2015, through 3:30 PM ET on November 19, 2015.

About ORBCOMM Inc.

ORBCOMM Inc. (NASDAQ: ORBC) is a leading global provider of Machine-to-Machine (M2M) communication solutions and the only commercial satellite network dedicated to M2M. ORBCOMM’s unique combination of global satellite, cellular and dual-mode network connectivity, hardware, web reporting applications and software is the M2M industry’s most complete service offering. Our solutions are designed to remotely track, monitor, and control fixed and mobile assets in core vertical markets including transportation & distribution, heavy equipment, industrial fixed assets, oil & gas, maritime, mining and government.

With nearly 20 years of innovation and expertise in M2M, ORBCOMM has more than 1.3 million subscribers with a diverse customer base including premier OEMs such as Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery Co., Ltd., John Deere, Komatsu Ltd., and Volvo Construction Equipment, as well as end-to-end solutions customers such as C&S Wholesale, Canadian National Railways, CR England, Hub Group, KLLM Transport Services, Marten Transport, Swift Transportation, Target, Tropicana, Tyson Foods, Walmart, Union Pacific Railroad and Werner Enterprises. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, estimates, objectives and expectations for future events and other statements that are not historical facts. Such forward-looking statements, including those concerning our expectations and estimates, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond our control, that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the liabilities and costs associated with the acquisition of SkyWave Mobile Communications Inc. (“SkyWave”); failure to successfully integrate SkyWave with our existing operations or failure to realize the expected benefits of the acquisition of SkyWave; dependence of SkyWave’s business on its commercial relationship with Inmarsat plc and the services provided by Inmarsat plc, including the continued availability of Inmarsat plc’s satellites; substantial losses we have incurred and may continue to incur; demand for and market acceptance of our products and services and the applications developed by us and our resellers; market acceptance and success of our Automatic Identification System business; dependence on a few significant customers, including a concentration in Brazil for SkyWave, loss or decline or slowdown in the growth in business from key customers, such as Caterpillar Inc., Komatsu Ltd., Hitachi Construction Machinery Co., Ltd., Union Pacific Railroad and Maersk Lines, and other value-added resellers, or VARs, and international value-added resellers, or IVARs for ORBCOMM and Onixsat, Satlink and Sascar, and other value-added Solution Providers, or SPs, for SkyWave; dependence on a few significant vendors or suppliers, loss or disruption or slowdown in the supply of products and services from key vendors, such as Inmarsat plc. and Amplus Communication Pte Ltd.; loss or decline or slowdown in growth in business of any of the specific industry sectors we serve, such as transportation, heavy equipment, fixed assets and maritime; our potential future need for additional capital to execute on our growth strategy; additional debt service acquired with or incurred in connection with existing or future business operations; our acquisitions may expose us to additional risks, such as unexpected costs, contingent or other liabilities, or weaknesses in internal controls, and expose us to issues related to non-compliance with domestic and foreign laws, particularly regarding our acquisitions of businesses domiciled in foreign countries; the terms of our credit agreement, under which we currently have borrowed $150 million and may borrow up to an additional $10 million, could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance; the inability to effect suitable investments, alliances and acquisitions or the failure to integrate  and effectively operate the acquired businesses; fluctuations in foreign currency exchange rates; the inability of our subsidiaries, international resellers and licensees to develop markets outside the United States; the inability to obtain or maintain the necessary regulatory authorizations, approvals or licenses, including those that must be obtained and maintained by third parties, for particular countries or to operate our satellites; technological changes, pricing pressures and other competitive factors; satellite construction and launch failures, delays and cost overruns of our next-generation satellites and launch vehicles; in-orbit satellite failures or reduced performance of our existing satellites; our inability to replenish or expand our satellite constellation; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; significant liabilities created by products we sell; litigation proceedings; inability to operate due to changes or restrictions in the political, legal, regulatory, government, administrative and economic conditions and developments in the United States and other countries and territories in which we provide our services; ongoing global economic instability and uncertainty; changes in our business strategy; and the other risks described in our filings with the SEC. We undertake no obligation to publicly revise any forward-looking statements or cautionary factors except as required by law. For more detail on these and other risks, please see Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended, and other documents, on file with the Securities and Exchange Commission.

Contacts

Investor Inquiries:	Media Inquiries:
Michelle Ferris	Chuck Burgess
Director of Corporate Communications	President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6516	212-371-5999
ferris.michelle@orbcomm.com	clb@abmac.com

ORBCOMM Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$58,490	$91,565
Cash held for acquisition	—	123,000
Accounts receivable, net of allowance for doubtful accounts of $764 and $706, respectively	34,453	23,194
Inventories	17,077	11,650
Prepaid expenses and other current assets	4,961	2,333
Deferred income taxes	3,208	814
Total current assets	118,189	252,556
Satellite network and other equipment, net	195,238	180,621
Goodwill	101,899	39,870
Intangible assets, net	91,660	26,334
Restricted cash	1,195	1,195
Other assets	7,269	5,921
Deferred income taxes	51	51
Total assets	$515,501	$506,548
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,975	$8,750
Accrued liabilities	22,668	20,336
Current portion of deferred revenue	4,821	3,525
Total current liabilities	36,464	32,611
Note payable - related party	1,275	1,389
Note payable	150,000	150,000
Deferred revenue, net of current portion	2,532	2,579
Deferred tax liabilities	20,555	5,696
Other liabilities	6,015	5,764
Total liabilities	216,841	198,039
Commitments and contingencies	—	—
Equity:
ORBCOMM Inc. stockholders' equity
Preferred Stock Series A, par value $0.001; 1,000,000 shares authorized; 93,707 and 90,973 shares issued and outstanding at September 30, 2015 and December 31, 2014	936	909
Common stock, par value $0.001; 250,000,000 shares authorized; 70,504,396 and 70,109,488 shares issued at September 30, 2015 and December 31, 2014	71	70
Additional paid-in capital	380,120	376,297
Accumulated other comprehensive income	(991)	(583)
Accumulated deficit	(81,654)	(68,137)
Less treasury stock, at cost; 29,990 shares at September 30, 2015 and December 31, 2014	(96)	(96)
Total ORBCOMM Inc. stockholders' equity	298,386	308,460
Noncontrolling interest	274	49
Total equity	298,660	308,509
Total liabilities and equity	$515,501	$506,548

ORBCOMM Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Service revenues	$25,048	$15,184	$72,833	$44,512
Product sales	21,036	7,942	60,464	22,262
Total revenues	46,084	23,126	133,297	66,774
Cost of revenues, exclusive of depreciation and amortization shown below:
Cost of services	8,766	5,291	24,788	14,991
Cost of product sales	15,424	5,524	44,162	16,098
Gross profit	21,894	12,311	64,347	35,685
Operating expenses:
Selling, general and administrative	10,668	8,720	33,134	23,840
Product development	1,202	788	4,628	2,108
Depreciation and amortization	6,331	2,481	19,426	6,470
Impairment loss - satellite network	—	—	12,748	—
Acquisition - related and integration costs	500	247	4,061	1,613
Income (loss) from operations	3,193	75	(9,650)	1,654

Other income (expense):
Interest income	90	14	246	31
Other (expense) income	(85)	62	307	107
Interest expense	(1,332)	(2)	(3,906)	(3)
Total other (expense) income	(1,327)	74	(3,353)	135
Income (loss) before income taxes	1,866	149	(13,003)	1,789
Income taxes	221	145	312	745
Net income (loss)	1,645	4	(13,315)	1,044
Less: Net income (loss) attributable to the noncontrolling interests	54	37	175	105
Net income (loss) attributable to ORBCOMM Inc.	$1,591	$(33)	$(13,490)	$939
Net income (loss) attributable to ORBCOMM Inc. common stockholders	$1,582	$(33)	$(13,517)	$920
Per share information-basic:
Net income (loss) attributable to ORBCOMM Inc. common stockholders	$0.02	$(0.00)	$(0.19)	$0.02
Per share information-diluted:
Net income (loss) attributable to ORBCOMM Inc. common stockholders	$0.02	$(0.00)	$(0.19)	$0.02
Weighted average common shares outstanding:
Basic	70,460	55,247	70,376	54,561
Diluted	71,918	55,247	70,376	56,275

ORBCOMM Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(13,315)	$1,044
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in allowance for doubtful accounts	167	350
Change in the fair value of acquisition-related contingent consideration	(674)	(579)
Amortization of the fair value adjustment related to warranty liabilities acquired through acquisitions	(12)	(156)
Amortization of deferred financing fees	348	—
Depreciation and amortization	19,426	6,470
Impairment loss - satellite network	12,748	—
Stock-based compensation	3,214	2,627
Foreign exchange gains	(419)	(192)
Increase in fair value of indemnification assets	—	(126)
Loss on settlement agreement in connection with the indemnification assets	—	97
Deferred income taxes	62	333
Other	—	201
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,408	(73)
Inventories	(4,275)	(5,576)
Prepaid expenses and other assets	(470)	(716)
Accounts payable and accrued liabilities	(8,730)	1,178
Deferred revenue	(118)	614
Other liabilities	(175)	388
Net cash provided by operating activities	11,185	5,884
Cash flows from investing activities, net of acquisitions:
Acquisition of businesses, net of cash acquired	(133,078)	(28,883)
Capital expenditures	(32,106)	(41,892)
Cash released from escrow for acquisition	123,000	—
Proceeds received from settlement agreement in connection with the indemnification assets	—	691
Proceeds from warranty claim on acquired inventory	—	167
Net cash used in investing activities	(42,184)	(69,917)
Cash flows from financing activities
Proceeds received from issuance of common stock in connection with public offering, net of underwriters' discounts and commissions and offering costs	—	36,607
Proceeds received from issuance of long-term debt	10,000	—
Cash paid for debt issuance costs	(842)	—
Proceeds received from exercise of stock options	244	62
Payment of deferred purchase consideration	(1,106)	(25)
Principal payment of revolving credit facility	(10,000)	—
Principal payments of capital leases	(72)	(135)
Net cash (used in) provided by financing activities	(1,776)	36,509
Effect of exchange rate changes on cash and cash equivalents	(300)	(276)
Net decrease in cash and cash equivalents	(33,075)	(27,800)
Beginning of period	91,565	68,354
End of period	$58,490	$40,554

The following table reconciles our Net Income attributable to ORBCOMM Inc. to EBITDA and Adjusted EBITDA for the periods shown:

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2015	2014	2015	2014
Net Income (Loss) attributable to ORBCOMM Inc.	$1,591	$(33)	$(13,490)	$939
Net interest expense (income)	1,242	(12)	3,660	(28)
Provision for income taxes	221	145	312	745
Depreciation and amortization	6,331	2,481	19,426	6,470
EBITDA	$9,385	$2,581	$9,908	$8,126
Stock-based compensation	979	852	3,214	2,627
Noncontrolling interests	54	37	175	105
Acquisition-related and integration costs	500	247	4,061	1,613
In-orbit insurance	111	84	305	84
Impairment loss – satellite network	0	0	12,748	0
Adjusted EBITDA	$11,029	$3,801	$30,411	$12,555

EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget. The Company also believes that EBITDA, adjusted for Stock-based compensation expense, noncontrolling interests, impairment loss, non-capitalized satellite launch and in-orbit insurance, insurance recovery, and acquisition-related and integration costs is useful to investors to evaluate the Company’s core operating results and financial performance and its capacity to fund capital expenditures, because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Total Revenues.  EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not performance measures calculated in accordance with accounting principles generally accepted in the United States, or GAAP. While ORBCOMM considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be important measures of operating performance, they should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin measures presented by other companies. A reconciliation table is presented above.

The following table reconciles our Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders to Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders and Basic EPS to Basic EPS – Ex-Items for the periods shown:

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands except per share data)	2015	2014	2015	2014
Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders	$1,582	$(33)	$(13,517)	$920
Impairment Loss - satellite network	0	0	12,748	0
Acquisition-related and integration costs	500	247	4,061	1,613
Net Income (Loss) – Ex-Items attributable to ORBCOMM Inc. Common Stockholders	$2,082	$214	$3,292	$2,533
Basic EPS	$0.02	$(0.00)	$(0.19)	$0.02
Impact of Adjustments on Basic EPS	$0.01	$0.00	$0.24	$0.03
Basic EPS – Ex-Items	$0.03	$0.00	$0.05	$0.05

Net Income (Loss) – Ex-Items attributable to ORBCOMM Inc. Common Stockholders is defined as Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders, excluding Impairment Loss-satellite network, and Acquisition-related and integration costs.  Basic EPS – Ex-Items is defined as Basic EPS excluding Impairment Loss-satellite network, and Acquisition-related and integration costs.  Net Income (Loss) – Ex-Items attributable to ORBCOMM Inc. Common Stockholders and Basic EPS – Ex-Items are non-GAAP financial measures used by the Company.  These non-GAAP financial measures are used as a means to evaluate period-to-period comparisons.  These non-GAAP measures are presented in this press release as management believes that they will provide investors with a means of evaluating, and an understanding of how management evaluates, the Company’s performance and results on a comparable basis that is not otherwise apparent on a GAAP basis, since many non-recurring, infrequent or non-cash items that management believes are not indicative of the core performance of the business may not be excluded when preparing financial measures under GAAP.  These non-GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with GAAP, or may be different from similarly titled measures reported by other companies.  A reconciliation table is presented above.